Exhibit 99.1

961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol:  VGZ

Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Files Shelf Registration Statement

Denver, Colorado August 29, 2006 – Vista Gold Corp. (TSX & AMEX: VGZ) announced today that it has filed a shelf registration statement with the U.S. Securities and Exchange Commission (the “Commission”) which, when effective, will permit the Corporation, from time to time, to offer and sell up to 4 million common shares through one or more methods of distribution, subject to market conditions and the Corporation’s capital needs.  Although the Corporation currently has no commitments to sell common shares under the registration statement, the Corporation anticipates that some or all of the registered shares will be issued to raise proceeds of US$25-32 million, of which approximately US$25 million is to be invested in a company to be spun-off by the Corporation.  The proposed spin-off transaction was previously announced in the Corporation’s press release dated July 10, 2006 and Form 8-K filed with the Commission on July 12, 2006 (as amended by Forms 8-K/A filed on August 16, 2006 and August 25, 2006), which set forth terms of a letter of intent (as amended) with respect to the transaction.

A registration statement relating to these securities has been filed with the Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  Any offering of securities covered by the registration statement will be made only by means of a prospectus and related prospectus supplement.  When available, copies of the prospectus and related prospectus supplement may be obtained from the Corporation.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Vista Gold Corp.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de Los Reyes projects in Mexico, the Mt. Todd project in Australia, the Amayapampa project in Bolivia and the Awak Mas project in Indonesia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management of the Corporation expects or anticipates will or may occur in the future, including those relating to the proposed equity financing by the Corporation, are forward-looking statements.  The timing, occurrence and results of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, capital market conditions, risks relating to fluctuations in the price of gold and uncertainties concerning reserve and resource estimates, as well as those factors discussed in the Corporation’s latest Annual Report on Form 10-K and its other filings with the U.S. Securities and Exchange Commission.  Although the Corporation has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com